EXHIBIT 10.7

CERTAIN INFORMATION IN THIS EXHIBIT IS SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. IN ACCORDANCE WITH RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SUCH INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATION OF SUCH OMITTED INFORMATION HAS BEEN INDICATED WITH AN ASTERISK(*).

                              Dated: 26 June, 1989

                            MEDICAL RESEARCH COUNCIL

                                     -and-

                              TANOX BIOSYSTEMS INC


                                    LICENSE

                                      FOR

                                 WINTER PATENT
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THIS AGREEMENT is made the 26th day of June, One Thousand Nine Hundred and
Eighty-Nine, between MEDICAL RESEARCH COUNCIL of 20 Park Crescent, London W1N 4AL (hereinafter called "MRC" which expression includes its successors and assigns) of the one part and TANOX BIOSYSTEMS, INC., 10301 Stella Link, Suite 110, Houston, Texas 77025, U.S.A. (hereinafter called the "Licensee" which expression includes its successors and permitted assigns) of the other part.

WHEREAS, MRC is the proprietor of certain patent rights as herein defined in respect of the genetic engineering of monoclonal antibodies comprising the replacement, in whole or in part, of the complementarity determining regions of one antibody by those of another.

Now, it is hereby agreed as follows:

1.    DEFINITIONS.

      (1) In this Agreement, the following words and expressions shall be construed as follows:

          "THE EFFECTIVE DATE" shall mean the date set forth above.

          "THE RESHAPING PROCESS" shall mean the genetic engineering of monoclonal antibodies comprising the replacement, in whole or in part, of the complementarity determining regions of one antibody by those of another as described in the Winter Patent.

          "THE PRODUCTS" shall mean products produced either directly or indirectly from antibodies which have been modified using the Reshaping Process and which are in a form capable of being marketed or sold upon a commercial basis (the parties intend that the Products will include in some manner such an antibody).

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          "AFFILIATE" means any company, partnership or other entity which directly or indirectly controls, is controlled by or is under common control with either party to this Agreement.

          "CONTROL" means the ownership of more than fifty percent (50%) of the issued share capital or the legal power to direct or cause the direction of the general management and policies of the party in question.

          "FIELDS" shall mean the field of human therapy and human in vivo and in vitro diagnostics.

          "NET RECEIPTS" shall mean all monies received by Licensee in respect of the sale of the Products, less the following items to the extent that they are paid or allowed and, as appropriate, indicated on the invoice:

               o normal discounts actually granted;

               o credits allowed for Products returned or not accepted by customers;

               o packaging, transportation and prepaid insurance changes on shipments or deliveries to customers;

               o taxes actually incurred and paid by Licensee in connection with the sale or delivery of Products to customers.

          "THE WINTER PATENT" shall mean the patents and applications therefor set out in Schedule 1 hereto of which MRC is the proprietor or under which MRC has the right to grant licenses at the Commencement Date and any divisions, renewals, continuations, extensions or reissues thereof, and any further patent application which names the same Gregory Winter as an inventor and discloses and claims similar subject matter, or which claims the same Convention priority

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          date; and any patent granted or to be granted on such patent application(s). MRC will promptly notify Licensee of the issuance of any such patents.

          "THE BOSS PATENTS" shall mean

               (i) European Patent Application 0 120 693 (84301996.9) of 23 March 1984 naming Michael Alan Boss as an inventor;

               (ii) GB Patent Application 8308235 of 25 March 1983;

               (iii) Japanese Patent Application 501609/84 of 23 March 1984;

               (iv) and any patent granted or to be granted on such patent application(s).

               (v)  US Patent 4 816 397 of 28 March 1989.

     (2) In this Agreement, the singular shall where the context so permits include the plural and vice versa.

2.   COMMENCEMENT.

     This Agreement shall be deemed to have come into force on the Effective Date and shall be read and construed accordingly.

3.   GRANT OF RIGHTS.

     (1) MRC agrees to grant to the Licensee the following licenses under the Winter Patent:

          (i) a non-exclusive worldwide license to exploit the Winter Patent commercially in any way whatsoever by the use of the Reshaping Process in the Fields and by the commercial exploitation in the Fields of any resulting antibodies provided always that any such exploitation does not involve the antibodies detailed in the Second Schedule hereto; and

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          (ii) a non-exclusive sublicense under the Boss Patents to the extent required to enable the licensee to use the Reshaping Process in accordance with (i) above and for no other purpose.

     (2) The Licensee shall not be entitled to grant sublicenses of the rights granted to it under this Agreement except with the prior written consent of MRC. The licensee shall use its best endeavors to ensure that any sublicensee performs its obligations under any such sublicense.

     (3)  The following arrangements shall not require the prior consent of MRC:

          (i) The appointment of any person as agent or distributor to market, sell, use or otherwise dispose of the Products in any part of the world;

          (ii) The subcontracting of the development of new Products for the Licensee;

          (iii) The subcontracting of manufacture for the Licensee of Products or intermediates for Products.

4.   PAYMENTS.

     (1) IN CONSIDERATION for the non-exclusive license granted pursuant to Clause 3.1 hereof, the Licensee shall pay to the MRC the sum of * exclusive of Value Added Tax ("VAT") upon signature of this Agreement.

     (2) IN FURTHER consideration of the licenses granted by MRC to Licensee under this Agreement, Licensee shall pay to MRC a royalty at the rate of * of Net Receipts and VAT thereon on all sales of Products by Licensee or any Affiliate where the Products are either manufactured and/or sold in a country where the Winter Patent is granted, valid and subsisting at the date of such sale. MRC agrees to notify Licensee of any actions or oppositions contesting validity of the Winter Patent.

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     (3)  If MRC licenses another party under the Winter Patent in the fields at a lower royalty rate than is payable by Licensee by virtue of this Agreement, or with another substantial term more favorable to such party than the corresponding term of this Agreement, MRC will notify Licensee of same and then Licensee shall have an option to convert this Agreement so that the royalty rate payable thereunder, or other corresponding term, is the same as the rate or term that applies to the third party; provided that if the third party's license imposes upon that party any other obligation (including any restriction as to product or territory) which is associated with that party's operations as patent licensee and which is more onerous than an obligation of corresponding category on the part of Licensee under this Agreement, then any exercise of the option by Licensee shall operate so that Licensee assumes an obligation as patent licensee corresponding to such other obligation of the third party, either as a substitute in place of Licensee's obligation(s) of corresponding category, or if there is no such obligation of corresponding category, then as an additional obligation.

          This clause sball not entitle the Licensee to a license in respect of any of the restricted antibodies set out in Schedule 2.

     (4) Licensee agrees to keep true and accurate records and books of account containing all data necessary for the calculation of the royalties payable to MRC under Clause 4(2). Such records and books of account shall upon reasonable notice having been given by MRC be open at all reasonable times during business hours for inspection by MRC or its duly authorized representative.

     (5) When sales of Products commence, Licensee shall prepare a statement in respect of each calendar quarter of this Agreement which shall show for the calendar quarter in question Licensee's Net Receipts on sales by it of the Products on a country-by-country basis, details of the quantities of Products manufactured and sold in each country and the royalty and VAT due to MRC thereon pursuant to Clause 4(2) above. Such statement shall be submitted to MRC within sixty (60) days of the end of the calendar quarter of this

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          Agreement or part thereof to which it relates together with a remittance for the royalties and VAT due to MRC. If MRC shall give notice to Licensee within thirty (30) days of the receipt of any such statement that it does not accept the same, such statement shall be certified by an independent certified or chartered accountant appointed by agreement between the parties or, in default of agreement within fourteen (14) days, by the President for the 1ime being of the Institute of Chartered Accountants of Eng1and and Wales in London (the parties agree that an accountant located in the U.S. may be appointed). Licensee shall make available all books and records required for the purpose of such certification and the statement so certified shall be binding between the parties. The costs of such certification shall be the responsibility of MRC if the certification shows the original statement to have been accurate or overpaid and otherwise shall be the responsibility of Licensee if royalties are determined to have been underpaid by greater than two percent (2%). Following any such certification, the parties shall make any adjustments necessary in respect of the royalties already paid to MRC in relation to the year in question.

     (6) Payments due under this Agreement shall be made in fu1l, provided that in the event and to the extent that any such payment is subject to direct taxes levied or assessed by any government authority under the laws of the country from which payment is made and there is a relevant treaty or other provision for the avoidance of double taxation or for other relief in respect of tax deducted at source, Licensee shall have the right to deduct from the payment any such taxes, provided that Licensee shall for each such deduction furnish to MRC a certificate or other documentary evidence executed in the matter required by the relevant government authority to enable MRC to obtain relief from double taxation or such other relief in respect of the tax so deducted.

          Sums are expressed in this Agreement as exclusive of VAT. MRC agrees to provide Licensee with a VAT invoice in respect of every payment affected by VAT.

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     (7)  Where MRC does not receive payment of any sums due to it within the period specified hereunder in respect thereof interest shall accrue on the sum outstanding at the rate of one percent (1%) per month calculated on a daily basis without prejudice 10 MRC's right to receive payment on the due date therefor.

5.   TERM AND TERMINATION.

     (1) Subject as hereinafter provided, this Agreement and the licenses granted pursuant thereto shall continue in force in each territory during the subsistence of the last to expire of the Winter Patent in such territory.

     (2) MRC may terminate this Agreement and the said licenses forthwith by notice to the Licensee to that effect upon the happening of any of the following events:

          (a) if the Licensee fails to perform or observe any of the obligations on its part to be performed or observed and if the breach is one capable of remedy has not been remedied within three (3) months of the giving of a notice informing the Licensee of such breach; or

          (b) if the Licensee files a voluntary petition in bankruptcy or applies to any tribunal for a receiver, trustee or similar officer to be appointed by any court or executive department to liquidate or conserve the Licensee or any substantial part of its property or assets due to insolvency or to the threat thereof or if the Licensee suffers any trusteeship or receivership to continue undischarged for a period of sixty (60) days or suffers any similar procedure for the relief of distressed debtors entered into by the Licensee voluntarily or involuntarily or if the Licensee is otherwise divested of its assets for a period of sixty (60) days or makes a general assignment for the benefit of its creditors.

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     (3)  The Licensee may terminate this Agreement and the licenses granted pursuant hereto by giving to MRC six (6) months notice to that effect if the Licensee considers that substantial unlicensed competition is seriously interfering with Licensee's exploitation of the Reshaping Process under this Agreement and that MRC is not taking appropriate steps to seek to prevent or reduce such un licensed competition. Such termination shall be without prejudice to the right of MRC to enforce the Winter Patent in the event of subseqnent manufacture of Products by the Licensee.

     (4) Termination of this Agreement or of the said licenses shall be without prejudice to any rights of either party against the other which may have accrued up to the date of such termination and the Licensee shall pay to MRC the appropriate royalties hereunder on and stocks of the Products (on which royalties have not already been paid) held at the date of termination by the Licensee or any person engaged by the same to manufacture the Products and shall thereafter be free to sell such Products on which royalty has been paid.

6.   WARRANTIES.

     (1) MRC hereby represents and warrants that MRC owns the Winter Patent or is otherwise authorized to license the Winter Patent to the Licensee.

     (2) MRC hereby represents and warrants that MRC is entitled or authorized to grant a license or sublicense under the Boss Patents to the limited extent needed for effectively licensing Licensee to use the Reshaping Process without hindrance due to rights conferred by the Boss Patents.

     (3) Nothing in this Agreement or in any licenses to be granted pursuant thereto shall be construed as a representation or warranty that any of the said patents are valid or that any manufacture, use, sale or other disposal of the Products is not an infringement of any patents or other rights not vested in MRC.

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     (4)  Licensee sha11 promote the sale of the Products and shall use reasonable endeavors consistent with Licensee's reasonable business plans to meet the market demand therefore.

7.   INFRINGEMENT.

     If Licensee becomes aware of a suspected infringement of the Winter Patent, it sha1l notify MRC giving full particulars thereof. If the alleged infringement consists of any act which (if done by Licensee) would be within the scope of the licenses granted under this Agreement, MRC and Licensee shall (within a reasonable time of the said notification) consult together with a view to agreeing upon a course of action to be pursued.

     Where utilised by the Licensee to produce Products from mammalian cells. If Licensee should be sued for infringing the Winter Patent or Boss Patents/and not be in breach of Licensee's obligations under this Agreement, then MRC agrees to indemnify and hold Licensee harmless from and against any claims, damages, expenses, or other liabilities which might result or be incurred.

8.   WAIVER.

     The waiver by MRC or Tanox of any breach, default or omission in the performance or observance of any of the terms of this Agreement by the other shall not be deemed to be a waiver of any other such breach, default or omission.

9.   NOTICES.

     Any notice, consent or other communication authorized or required to be given hereunder or for the purposes hereof shall be in writing and be deemed to be duly given to MRC if left at or sent by recorded delivery or registered post addressed to its principal office and to Licensee if left at or sent by recorded delivery or registered post to its principal place of business. Any such notice, consent or other communication if served by post shall be deemed to have been given at the time when it would have been received in due course of the post.

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10.  LAW AND JURISDICTION.

     This Agreement is to be read and construed in accordance with and governed by the laws of England so far as the subject matter allows and the parties hereby submit to the jurisdiction of the English courts in relation to any dispute arising out of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in the manner legally binding upon them by causing authorized representatives to sign this Agreement

MEDICAL RESEARCH COUNCIL            TANOX BIOSYSTEMS, INC.

By: /s/ M. R. WOOD                  By: /s/ NANCY T. CHANG
Name:   M. R. Wood                          Nancy T. Chang, President
Title:  Head of Industrial
        Liaison Group

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                                  SCHEDULE 1

INVENTORS                         Gregory Paul Winter (Medical Research Council)

APPLICATION/PATENTEE              Gregory Paul Winter (Medical Research Council)

TITLE                             Recombinant DNA Products and Methods

PRIORITY APPLICATION

     APPLICATION NUMBER           UK PA 8607679 27.03.86

FINAL APPLICATION
                                    APPLICATION NUMBER
                                    (PUBLICATION DATE)  (DATE OF PUBLICATION)
TERRITORY                           *(PATENT NUMBER)    (DATE OF GRANT)
---------                           ------------------  ---------------------
U.K ................................        8707252        26.03.87
                                       (GB 2188638A)      (7.10.87)

Europe .............................    870302620.7        26.03.87

(Austria, Be1gium,
France, W. Germany,
Greece, Italy, Luxembourg,
Netherlands, Spain,
Sweden, Switzerland, U.K.)

Canada .............................         533071        26.03.86

U.S.A ..............................         903776        04.09.86

Japan ..............................       73970/87        27.03.87
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                                   SCHEDULE 2

                       ANTIBODY EXCLUDED FROM THE LICENSE

1. All antibodies to alpha tumor necrosis factor having an association constant greater than l0 (6th power) L/mole.

                                       *